                                                                    Exhibit 23.3

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41248), Form S-8 No. 33-85798, Form S-8 No. 33-96762, Form S-8
No. 333-00454, Form S-8 No. 333-03284, Form S-8 No. 333-20897, Form S-8 No.
333-61581, Form S-8 No. 333-57307, Form S-8 No. 333-45131, Form S-8 No. 333-
57311, Form S-3 No. 333-45133, Form S-4 No. 333-71637, and Form S-4 No. 33-
94410) of PLATINUM technology International, inc. of our report dated February 10, 1998 except for Note 14, as to which the date is March 14, 1998, with respect to the consolidated financial statements of Logic Works, Inc. for the years ended December 31, 1997 and 1996, in this Annual Report (Form 10-K) of PLATINUM technology International, inc.


                                           /s/ Ernst & Young LLP

Princeton, New Jersey
March 25, 1999